                                                                    EXHIBIT 99.6

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial data has been prepared to give effect to two acquisitions; KVI Capital, Inc. ("KVI") on August 1, 2005 and Captiva Solutions, LLC ("Captiva") on December 9, 2005. The pro forma balance sheet data has been prepared based on the historical balance sheets of the Company, KVI and Captiva as if the acquisitions were effective as of December 31, 2004. The pro forma statement of operations data has been prepared based on the historical statements of operations of the Company, KVI and Captiva as if the acquisitions were effective as of January 1, 2004. Captiva was organized and began operations on April 1, 2005. On June 1, 2005, Captiva acquired all operating assets of Total Bank Technology, LLC ("TBT"). Prior to the TBT acquisition, Captiva had no customers or revenues, thus only operating expenses associated with the management team and facility expense were attributable to Captiva. The year ended December 31, 2004 consists of the full year results of TBT. Had Captiva been in existence as of January 1, 2004, the 2004 results would have reflected additional expenses for the management team and facilities expense of Captiva.

     The unaudited pro forma financial data are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the consolidated companies that would have actually occurred had the transactions been effective during the periods presented or of the future financial position or future results of operations of the consolidated companies. You should read this information in conjunction with the accompanying notes thereto and with the historical consolidated financial statements and accompanying notes of the Company, KVI, and TBT included elsewhere in this document.

     The unaudited pro forma information gives effect only to adjustments set forth in the accompanying notes thereto and does not reflect any anticipated future cost savings or other benefits as a result of the acquisition.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004

                                                                                 PRO FORMA
                                                                                ADJUSTMENTS
                                                Private                       ---------------
(in thousands, except per share amounts)       Business   Captiva     KVI     Debit    Credit   Pro Forma
                                               --------   -------   ------   -------   ------   ---------
REVENUES                                       $39,649     $1,902   $1,539   $          $        $43,090
                                                                             A   683
Operating expenses                              36,815      1,746    1,160   B   669              41,073
                                               -------     ------   ------   -------    ----     -------
Operating income                                 2,834        156      379    (1,352)              2,017

OTHER EXPENSES:
Interest expense, net                              202         84      (44)  C 1,003               1,245
                                               -------     ------   ------   -------    ----     -------
   Total other expenses                            202         84      (44)    1,003               1,245
                                               -------     ------   ------   -------    ----     -------
Income before provision for
   income taxes                                  2,632         72      423    (2,355)                772
Provision (benefit) for income
   taxes                                            62         --       --              D 732       (670)
                                               -------     ------   ------   -------    -----    -------
NET INCOME                                       2,570         72      423    (2,355)     732      1,442
PREFERRED STOCK DIVIDENDS                        2,056         --       --                         2,056
                                               -------     ------   ------   -------    -----    -------
NET INCOME (LOSS) ATTRIBUTABLE TO
   COMMON SHAREHOLDERS                             514         72      423    (2,355)     732       (614)
                                               =======     ======   ======   =======    =====    ========
LOSS PER SHARE:
      Basic                                    $  0.04                                           $ (0.04)
                                               =======                                           ========
      Diluted                                  $  0.04                                           $ (0.04)
                                               =======                                           ========
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
      Basic                                     14,243                         1,000    E         15,243
                                               =======                       =======             =======
      Diluted                                   14,706                         1,000    E         15,243
                                               =======                       =======             =======

NOTE: During the twelve months ended December 31, 2004, 463,000 employee stock options were included in the diluted weighted average shares outstanding. However, after taking into account the pro forma adjustments above, the Company would have incurred a net loss attributable to common shareholders. Therefore, on a pro forma basis, the 463,000 employee stock options have been excluded in calculating diluted loss per share, as their effect would be anti-dilutive. For the twelve months ended December 31, 2004, approximately 25.6 million employee stock options (5.7 million, including 3.5 million stock options that were issued in conjunction with the Captiva merger), warrants (19.8 million), and the Series B preferred shares (40,000) were excluded from the diluted earnings per share calculation, as their effects were anti-dilutive.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET DATA
                                DECEMBER 31, 2004

                                                                                   PRO FORMA
                                                                                  ADJUSTMENTS
                                                 Private                       -----------------
(in thousands)                                  Business    KVI      Captiva    Debit     Credit   Pro Forma
                                                --------   -------   -------   -------   -------   ---------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                     $     7   $   213    $  131   F$ 1,138   $        $  1,489
   Accounts receivable                             4,506       184       163                          4,853
   Accounts receivable--other                        104        --        --                            104
   Deferred tax asset                                 70        --        --                             70
   Investment in direct financing leases              --     2,467        --                          2,467
   Other current assets                            1,245         5        68                          1,318
                                                 -------   -------    ------                       --------
      Total current assets                         5,932     2,869       362                         10,301
                                                 -------   -------    ------                       --------
PROPERTY AND EQUIPMENT, NET                        2,327        60       565                          2,952
OPERATING LEASE EQUIPMENT, NET                        --       319        --                            319

OTHER ASSETS:
   Software development, net                       1,138        --                                    1,138
   Deferred tax asset                              2,704        --                                    2,704
   Investment in direct financing leases,
      net of current portion                          --     4,501                                    4,501
   Intangible and other assets, net                2,074       629         5   F  3,160               5,868
   Goodwill                                        7,161        --     1,084   F  6,216   F 1,084    13,377
                                                 -------   -------    ------                       --------
      Total other assets                          13,077     5,130     1,089                         27,588
                                                 -------   -------    ------                       --------
      Total assets                                21,336     8,378     2,016                         41,160
                                                 =======   =======    ======                       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                1,861       162        15                          2,038
   Accrued liabilities                             1,976       366        70                          2,412
   Deferred revenue                                  586        --        68                            654
   Current portion of non-recourse lease
   notes payable                                             2,524        --                          2,524
   Current portion of long-term debt               1,667       193       255   F    448               1,667
                                                 -------   -------    ------                       --------
      Total current liabilities                    6,090     3,245       408                          9,295
                                                                                                   --------
REVOLVING LINE OF CREDIT                             110                       F    110

NON-RECOURSE LEASE NOTES PAYABLE, net
of current portion                                           4,606        --                          4,606
OTHER NONCURRENT LIABILITIES                          74        67        75                            216
LONG-TERM DEBT, net of current portion             1,666        --     1,026   F  1,026               1,666
SENIOR SUBORDINATED LONG-TERM DEBT,
   net of unamortized debt discount of $2,644         --        --                        F 7,356     7,356
                                                 -------   -------    ------                       --------
      Total liabilities                            7,940     7,918     1,509                         23,139
                                                 -------   -------    ------                       --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock                                       --         1        --   F      1                  --
   Preferred stock (Series A and B and C)          6,323        --        --                          6,323
   Paid-in capital                                 3,716     3,074       507   F  3,581   F 4,625     8,341
   Retained earnings (deficit)                     3,357    (2,615)       --              F 2,615     3,357
                                                 -------   -------    ------   --------   -------  --------
      Total stockholders' equity (deficit)        13,396       460       507      3,582     4,196    18,021
                                                 -------   -------    ------   --------   -------  --------
   Total liabilities and stockholders' equity    $21,336   $ 8,378    $2,016   $ 15,680   $15,680  $ 41,160
                                                 =======   =======    ======   ========   =======  ========

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

A. To increase amortization expense of new intangibles recorded as a result of the KVI and Captiva transactions. The pro forma amounts utilized the $3.2 million of identified intangibles recorded, consisting of acquired technology ($760,000), customer lists ($1,566,000), non-competes ($715,000), and vendor program ($119,000), and are amortized over estimated average useful lives of three, ten, three, and seven years, respectively.

B. To increase general and administrative costs for the increased salaries of the new Chief Executive Officer of the Company and Senior Vice President of leasing based on the employment agreements executed as part of these transactions.

C. To increase interest expense for additional debt acquired by the Company as consideration paid for the membership units of Captiva and stock of KVI. Interest expense has been estimated assuming that the $10.0 million Lightyear Series C redeemable preferred stock at 10% (as converted from a $10.0 million senior subordinated debt instrument originally issued) was used to finance the acquisitions. Therefore, the pro forma interest expense was calculated using an interest rate of 10% and includes amortization of the debt discount (related to common stock warrants issued to Lightyear in connection with the $10.0 million financing) using the effective interest method.

D. To record income tax effects (at the Company's effective rate of 39%) of the pro forma adjustments of each period.


E. To reflect Company common stock issued as part of the consideration paid for the stock of KVI, 166,667 common shares valued at $1.20 per share (stock price as of January 1, 2004) and common stock issued as part of the consideration paid for the membership units of Captiva; 833,333 common shares valued at $1.20 per share (stock price as of January 1, 2004).

F. To allocate the estimated total purchase price for KVI and Captiva totaling approximately $8.9 million, $899,000 for KVI, and $8.0 million for Captiva, which consists of $6.7 million in cash, $1.2 million for the 519,091 common shares of the company (valued at $2.35 per share at December 31, 2004), $763,000 for common stock options granted, and an estimated $579,000 for Private Business's direct costs associated with the transactions. The preliminary allocation of the purchase price to the underlying net assets acquired is based on an estimate of the fair value of the net assets as follows:

(in thousands, except per share information)

Purchase Price:
  Cash                                               $6,699
  Stock (519,091 common shares at $2.35 per share)    1,218
  Common stock options                                  763
  Direct acquisition costs                              579
                                                     ------
                                                     $9,259
                                                     ======
Preliminary Allocation to Operating Assets and
Liabilities

Assets:
  Cash                                               $  344
  Accounts receivable                                   347
  Other current assets                                   73
  Furniture and equipment                               625
  Operating lease equipment                             319
  Investment in direct finance leases                 6,968
  Other noncurrent assets                               634
  Acquired technology                                   760
  Customer list                                       1,566
  Non-compete                                           715
  Vendor program                                        119
  Goodwill                                            6,216

Liabilities:
  Accounts payable                                      177
  Accrued liabilities                                   436
  Non-recourse lease notes payable                    7,130
  Deferred revenue                                       68
  Debt                                                1,474
  Other noncurrent liabilities                          142
                                                     ------
Total net assets                                     $9,259
                                                     ======

NOTE 1: The pro forma statement of operations data does not include stock compensation expense for the new stock options issued in conjunction with the Captiva acquisition. The stock option grants made on October 20, 2005, totaled
2.9 million. Had these options been granted in January 1, 2004, the fair value using the Black-Scholes model would have been $0.74 per share. The Company accounts for stock-based compensation plans under the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and does not utilize the fair value method. If the Company expensed options under SFAS No. 123, Accounting for Stock-Based Compensation, an estimated additional $395,000 of compensation expense would have been expensed during the year ended December 31, 2004. Beginning January 1, 2006, the Company will be required to expense the remaining unvested fair value of all stock options, including those issued as part of the transaction. The estimated annual stock compensation expense for the stock options issued as part of the Captiva acquisition is $395,000.

NOTE 2: For purposes of the pro forma consolidated balance sheet, the Company assumed that the Lightyear Senior subordinated note was issued on December 31, 2004 to fund the acquisitions of both KVI and Captiva. The total cash received from the senior subordinated note totaled $10.0 million, and was used as follows:

Senior subordinated note payable proceeds            $ 10,000
Cash purchase price of KVI and captiva                  6,699
Direct acquisition expenses                               579
Extinguish debt of acquired entities                    1,474
Payoff Company's line of credit                           110
                                                     --------
Net remaining cash proceeds                          $  1,138
                                                     ========

NOTE 3: In connection with the issuance of the Lightyear senior subordinated note payable, the Company granted Lightyear a warrant to acquire 3.8 million common shares of the Company at $1.32 per share. The estimated fair value of the warrant has been calculated using a risk-free rate of 4.5%, an expected volatility of 58% and an expected life of the warrant of four years. The proceeds from the senior subordinated note of $10.0 million was allocated between the debt and warrant based on their respective estimated fair values. As such, $7.4 million has been allocated to long-term debt and $2.6 million has been allocated to additional paid in capital.